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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-01185) and related Prospectus of Advanced Tissue Sciences, Inc. and to the use and incorporation by reference of our report dated February 22, 1996, with respect to the consolidated financial statements of Advanced Tissue Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

San Diego, California

March 15, 1996